EXHIBIT 23.0


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Digital Biometrics, Inc.:

     We consent to incorporation by reference in the registration statements (Numbers 33-41510 and 33-63984) on Form S-8 of Digital Biometrics, Inc. of our reports dated December 20, 1996, relating to the balance sheets of Digital Biometrics, Inc. as of September 30, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows and the related financial statement schedule for each of the years in the three-year period ended September 30, 1996, which reports appear in the September 30, 1996 Annual Report on Form 10-K of Digital Biometrics, Inc. and to the reference to our firm under the heading "Selected Financial Data" in the Company's September 30, 1996 Annual Report on Form 10-K which is incorporated by reference in the registration statements.



                                              KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 27, 1996